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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): NOVEMBER 7, 2005

                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


        0-25033                                            63-1201350
(Commission File Number)                       (IRS Employer Identification No.)


    17 NORTH 20TH STREET, BIRMINGHAM, ALABAMA                35203
    (Address of Principal Executive Offices)               (Zip Code)

                                 (205) 327-3600
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On November 7, 2005, The Banc Corporation issued a press release announcing that its senior executive management team, consisting of C. Stanley Bailey, Chief Executive Officer, C. Marvin Scott, President, and Rick D. Gardner, Chief Operating Officer, had informed the Corporation's Board of Directors that they would not accept any performance bonus for which they might be eligible at year-end 2005. Under the terms of their existing employment agreements, each of the executives is entitled to an annual target bonus in the amount of 50% of his base salary based upon the achievement of agreed-upon bonus goals for the Corporation and its banking subsidiary established by the Board of Directors upon the recommendation of its Compensation Committee, and to such other bonus award as may be approved by the Board of Directors upon recommendation of the Compensation Committee.

         In conjunction with the agreement by the executives to forgo such bonuses for 2005, the Board of Directors took action to fully vest all currently outstanding unvested stock options granted under the Corporation's Incentive Stock Plan and applicable employment agreements, effective November 15, 2005. Options to purchase 803,342 shares of the Corporation's common stock, which would otherwise have vested from time to time over the next five years, will become immediately exercisable as a result of this action by the Board. The number of shares covered by the options, the exercise prices of the options, and the other terms of the options not related to vesting remain unchanged. Approximately 625,942 shares covered by the options that are subject to accelerated vesting are held by executive officers and directors of the Corporation, with the remaining options held by other employees.

         Under Statement of Financial Accounting Standards No. 123R, Share-Based Payment, beginning in 2006 the Corporation is required to recognize expense relating to outstanding stock options over the vesting period of the options. The Corporation estimates that full vesting of all unvested options during 2005 will eliminate approximately $2.0 million of future non-cash compensation expense, net of taxes, which would otherwise have been incurred by the Corporation in future periods under SFAS 123R.


SECTION 7 - REGULATION FD

ITEM 7.01.        REGULATION FD DISCLOSURE.

         On November 7, 2005, The Banc Corporation issued a press release with respect to the matters described under Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1. In addition, on November 8, 2005, The Banc Corporation issued a press release announcing its participation in the 2005 Financial Services Conference hosted by Sandler O'Neill and Partners to be held November 17, 2005 in Naples, Florida. A copy of that press release is attached hereto as Exhibit 99.2. The information in Item 7.01 of this Current Report on Form 8-K, and in Exhibits 99.1 and 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as we may specifically state in any such filing.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits

         Exhibit 99.1 Press Release of The Banc Corporation dated November 7, 2005.


         Exhibit 99.2 Press Release of The Banc Corporation dated November 8, 2005.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE BANC CORPORATION


Date: November 9, 2005                  By:         /s/ Rick D. Gardner
                                           -------------------------------------
                                                       Rick D. Gardner
                                                   Chief Operating Officer














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